Exhibit 99.1

Safe Harbor Financial Reports Third Quarter 2026 Financial Results

Revenue increases 6.5% to $1.95 million, supported by 70.2% growth in loan program income

Average client deposits rise to $112 million, with quarter-end trailing 14-day average deposits reaching $119.3 million

Operating loss narrows 17.7% year over year

GOLDEN, Colo., Nov. 9, 2026 — SHF Holdings, Inc., doing business as Safe Harbor (the “Company” or “Safe Harbor”) (Nasdaq: SHFS), a fintech platform serving the banking, lending and financial services needs of the regulated cannabis and hemp industries, today reported financial results for the third quarter ended September 30, 2026.

Safe Harbor reported third-quarter revenue of $1.95 million, an increase of 6.5% compared with $1.83 million in the prior-year period. Revenue growth was primarily driven by a 70.2% increase in loan program income, reflecting improved revenue-sharing economics under the Company’s amended agreement with Partner Colorado Credit Union that more than offset lower average loan portfolio balances.

Average client deposit balances increased 3.8% year over year to $112 million, while the trailing 14-day average deposit balance at quarter-end reached $119.3 million, an increase of 7.4% from the prior-year period. The quarter-end trailing 14-day balance was the Company’s highest since April 2024. The Average account balance increased 5.6% from the prior-year period, reflecting higher deposit balances across the Company’s client relationships.

Operating loss in the third quarter narrowed 17.7% year over year to approximately $1 million, reflecting higher revenue, lower compensation expenses and a credit benefit associated with changes in estimated credit losses. These benefits were partially offset by increased professional services and other operating costs.

“Our third-quarter results demonstrate the continued value of Safe Harbor’s established financial services platform, with higher revenue, significant growth in loan program income and increased client deposit balances,” said Terry Mendez, Chief Executive Officer of Safe Harbor. “Our enhanced lending economics are contributing to revenue growth, while our deposit performance reflects the strength of the client relationships and specialized banking infrastructure we have built over more than a decade.”

“At the same time, we recognize the challenges facing our capital structure and public listing and remain focused on evaluating solutions that preserve the value of our operating business,” Mr. Mendez continued. “Our priorities are maintaining service to our clients and financial institution partners, managing liquidity and pursuing strategic opportunities that may support a more sustainable path forward.”

Third Quarter 2026 Financial Highlights

●	Total revenue increased 6.5% to $1.95 million, compared with $1.83 million in the third quarter of 2025.
●	Loan program income increased 70.2% to approximately $869,000, compared with approximately $511,000 in the prior-year period.
●	Average client deposit balances increased 3.8% to $112 million, compared with approximately $108 million for the three months ended September 30, 2025.
●	Trailing 14-day average client deposits increased 7.4% to $119.3 million as of September 30, 2026, compared with $111.1 million in the prior-year period.
●	Average account balance increased 5.6% to approximately $147,000, compared with approximately $139,000 in the prior-year period.
●	Total operating expenses decreased 3.2% to $2.95 million, compared with $3.05 million in the prior-year period.
●	Compensation and employee benefits expense decreased 10.6% to $1.52 million, compared with $1.70 million for the three months ended September 30, 2025.
●	Operating loss narrowed 17.7% to $1 million, compared with $1.22 million in the third quarter of 2025.
●	Net loss was approximately $979,000, or $0.95 per basic and diluted share, compared with net income of approximately $180,000, or $0.74 per basic share and $0.69 per diluted share, in the prior-year period.
●	Cash and cash equivalents totaled $4.4 million as of September 30, 2026.

Operating Performance

Loan program income increased approximately $359,000, or 70.2%, to approximately $869,000 in the third quarter, compared with approximately $511,000 in the prior-year period.

The increase was primarily attributable to Safe Harbor’s second amended commercial alliance agreement with Partner Colorado Credit Union, effective October 1, 2025. The agreement increased Safe Harbor’s share of applicable loan program income from approximately 35% to up to 65%, thereby improving the revenue contribution from its lending services despite lower average outstanding loan balances.

For the first nine months of 2026, loan program income increased 58.6% to $2.55 million from $1.61 million in the prior-year period. The increase primarily reflected the revised revenue-sharing arrangement rather than growth in underlying loan volume.

Safe Harbor’s deposit base continued to expand during the quarter. Average client deposit balances increased approximately $4.0 million year over year to $112.0 million, compared with approximately $108.0 million in the prior-year period.

The trailing 14-day average deposit balance at September 30, 2026, reached $119.3 million, an increase of 7.4% from $111.1 million a year earlier.

The Average account balance increased 5.6% to $147,209 from $139,444 in the prior-year period, while average active accounts declined 1.7% to 761 from 774. The increase in average balances reflects a shift toward larger, higher-deposit-balance client relationships.

Account fee income decreased 17.1% to approximately $798,000, compared with approximately $963,000 in the prior-year period. The decline primarily reflected lower revenue from a merchant service partner and competitive pressure on account fees.

Investment income decreased 16.7% to approximately $284,000, compared with approximately $341,000 a year earlier, as lower prevailing interest rates more than offset growth in average investable deposit balances.

Operating Expenses and Profitability

Total operating expenses decreased approximately $97,000, or 3.2%, to $2.95 million in the third quarter of 2026, compared with $3.05 million in the prior-year period.

The decrease included lower compensation and employee benefits expenses and an approximate $353,000 credit benefit associated with changes in estimated credit losses under the Company’s financial indemnification obligations.

These benefits were partially offset by increased professional services expenses and amortization of a contract asset associated with the second amended commercial alliance agreement with Partner Colorado Credit Union.

Professional services expenses increased 63.3% to approximately $722,000 from $442,000 a year earlier, reflecting increased legal, accounting and other professional costs.

Operating loss narrowed to $1 million from $1.22 million in the third quarter of 2025.

Safe Harbor reported a net loss of approximately $979,000, compared with net income of approximately $180,000 in the prior-year quarter. The year-over-year comparison was significantly affected by a $3.34 million gain on debt extinguishment recorded during the third quarter of 2025.

For the nine months ended September 30, 2026, Safe Harbor reported total revenue of $5.86 million, an increase of 4.5% from $5.61 million in the comparable 2025 period. Operating loss for the nine-month period narrowed to $3.79 million, compared with $4.18 million a year earlier.

Strategic and Business Developments

Safe Harbor remains focused on strengthening its core financial services platform, supporting existing client relationships and positioning its institutional banking capabilities to serve a broader range of financial institutions.

During the third quarter, the Company continued operating its established banking and lending platform, supported by higher average client deposit balances and increased loan program income. These results reflect the continued contribution of Safe Harbor’s financial institution relationships and specialized experience serving regulated cannabis businesses.

The Safe Harbor Institutional Infrastructure-as-a-Service model is an important component of the Company’s longer-term strategy. The model is designed to provide banks and credit unions with operational infrastructure, compliance support and program administration capabilities to help establish and manage cannabis banking programs.

During the quarter ended September 30, 2026, Safe Harbor Institutional was recognized as Top Business Solutions Company at the 2026 PBC Cannabis Banking Conference, highlighting its specialized banking infrastructure and compliance capabilities serving the regulated cannabis industry. The recognition further supports the Company’s efforts to raise awareness of its institutional offering among banks and credit unions.

Following the end of the quarter, Safe Harbor Institutional joined the American Bankers Association (“ABA”) Partner Network, thereby expanding its opportunities to engage with U.S. banking institutions. Through the network, the Company aims to introduce its specialized cannabis banking infrastructure and compliance capabilities to a broader audience of banking executives and decision-makers.

These initiatives support Safe Harbor’s strategy to strengthen its institutional presence, build relationships across the banking industry and identify opportunities to expand its financial services platform. Participation in the ABA Partner Network does not constitute an endorsement of Safe Harbor’s products or services by the ABA.

Management remains focused on supporting existing clients and financial institution partners, maintaining operational continuity and preserving the value of its established cannabis financial services business while addressing capital structure and liquidity requirements.

Balance Sheet and Liquidity

As of September 30, 2026, Safe Harbor reported cash and cash equivalents of $4.40 million, compared with $6.78 million as of December 31, 2025.

Total assets were $13.09 million as of September 30, 2026, compared with $17.21 million at year-end 2025.

Net cash used in operating activities totaled $4.05 million for the nine months ended September 30, 2026, compared with $2.35 million in the prior-year period.

The Company had no secured debt as of September 30, 2026.

Safe Harbor continues to manage liquidity through cash flow monitoring, expense management and evaluation of available financing and strategic alternatives.

The Company does not intend to draw on its existing equity line of credit while the term sheet with Opifex Media Inc. (“Opifex”) remains in effect, which will continue to limit an available source of financing.

The Company’s unaudited financial statements include a going concern disclosure resulting from recurring operating losses, negative operating cash flows and uncertainties related to its capital structure, litigation and other obligations. Management’s plans have not alleviated substantial doubt about the Company’s ability to continue as a going concern.

Subsequent Developments

Proposed Business Combination

On October 23, 2026, Safe Harbor entered into a nonbinding term sheet with Opifex, a Beverly Hills, California-based media holding company focused on the creator economy, regarding a proposed business combination.

The proposed transaction is intended to create a diversified public holding company with two distinct operating businesses. Opifex would contribute its creator-economy platform, while Safe Harbor would continue operating its established cannabis financial services business and serving its existing clients and financial institution partners.

As currently contemplated, Opifex security holders would own approximately 85% of the combined company’s fully diluted shares immediately after closing. Existing Safe Harbor stakeholders, including common stockholders, holders of Series B preferred stock on an as-converted basis, warrant holders and other equity award holders, would collectively own approximately 15% of the combined company. However, the Safe Harbor allocation described above may be adjusted within a range of 12.5% to 17.5% to reflect Safe Harbor’s valuation at closing, as supported by an independent fairness opinion.

The proposed transaction is intended to support Safe Harbor’s efforts to maintain its Nasdaq listing and provide an additional business platform for the combined company.

The transaction remains subject to, among other things, the negotiation of a definitive agreement, satisfactory due diligence findings by both parties, the required consents and agreements with holders of the Series B securities, the completion of Opifex’s audited financial statements, an independent valuation and fairness opinion, Safe Harbor stockholder approval, Nasdaq approval, completion of any required financing and other customary conditions.

Safe Harbor continues to evaluate potential arrangements involving its Series B securities in connection with the proposed transaction.

There can be no assurance that definitive agreements will be executed, required approvals will be obtained or the proposed transaction will be completed on the terms described above or at all.

Nasdaq Listing Compliance

On October 20, 2026, Nasdaq granted Safe Harbor an additional 180-day period, through April 19, 2027, to regain compliance with the $1 minimum bid price requirement.

The Company’s continued listing remains subject to applicable Nasdaq requirements, including provisions that may result in an earlier delisting determination if its common stock fails to maintain specified minimum price thresholds. Safe Harbor continues to evaluate available alternatives to address its listing requirements, including measures contemplated in connection with its proposed transaction with Opifex.

There can be no assurance that the Company will regain compliance or maintain its Nasdaq listing.

Management Priorities

Safe Harbor remains focused on maintaining its existing financial services operations and supporting customers and financial institution partners while evaluating alternatives to address its capital structure and public listing challenges.

Management’s near-term priorities include supporting client deposits, maintaining banking and lending relationships, evaluating institutional banking opportunities, managing expenses and liquidity, and pursuing strategic alternatives intended to preserve the value of the operating business.

“We remain committed to the clients and financial institution partners who rely on our platform,” Mr. Mendez said. “Our focus is on maintaining operational continuity, protecting the capabilities we have built and evaluating opportunities that may provide a more sustainable foundation for the business and its stakeholders.”

Third Quarter and Year-to-Date Financial Summary

Unaudited. Dollar amounts in thousands, except per-share data.

Financial metric	Q3 2026	Q3 2025
Revenue	$1,952	$1,834
Operating expenses	$2,954	$3,051
Operating loss	$(1,002)	$(1,217)
Net (loss) income	$(979)	$180
Basic (loss) income per share	$(0.95)	$0.74
Diluted (loss) income per share	$(0.95)	$0.69

Financial metric	Nine months 2026	Nine months 2025
Revenue	$5,862	$5,611
Operating expenses	$9,654	$9,791
Operating loss	$(3,792)	$(4,180)
Net loss	$(4,272)	$(1,578)
Net loss attributable to common stockholders	$(5,341)	$(1,578)
Basic and diluted loss per share	$(8.08)	$(6.67)

Per-share figures reflect the 1-for-12 reverse stock split effective September 30, 2026.

About Safe Harbor

Safe Harbor is a cannabis-exclusive financial platform delivering smarter banking, lending, payments and business services, and institutional solutions tailored to how the cannabis industry actually operates. As one of the original pioneers of compliant financial operations support and cannabis banking consulting in the U.S., Safe Harbor has assisted in the processing of more than $38.7 billion in cannabis-related depository funds across 41 states and territories since inception. Through its proprietary technology, platform and network of regulated financial institution partners, Safe Harbor empowers cannabis operators to gain clarity, control and confidence in their financial operations. From daily banking and compliance infrastructure to long-term growth, Safe Harbor provides real solutions and personal support, built exclusively for cannabis. Safe Harbor is a financial technology company, not a bank and not a lender. Banking services are provided by our partner financial institutions. Credit decisions are made by third-party financing partners, not Safe Harbor. For more information, visit shfinancial.org.

Solicitation Material

This communication may be deemed to be solicitation material in connection with the proposals to be submitted to Safe Harbor’s stockholders at a meeting of stockholders seeking approval of certain matters in connection with the proposed transaction (the “Stockholder Meeting”). In connection with the proposals, Safe Harbor may file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “Registration Statement”), which will include a proxy statement of Safe Harbor and a prospectus (the “Proxy Statement/Prospectus”). After the Registration Statement is declared effective, Safe Harbor will mail the definitive Proxy Statement/Prospectus to its stockholders. INVESTORS AND SECURITY HOLDERS OF SAFE HARBOR ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AND ANY AMENDMENTS OR SUPPLEMENTS THERETO, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SAFE HARBOR, OPIFEX, THE PROPOSED TRANSACTION AND THE PROPOSALS. Investors and security holders may obtain free copies of the Registration Statement, the Proxy Statement/Prospectus and other documents that Safe Harbor files with the SEC, when available, at the SEC’s website (www.sec.gov) or from Safe Harbor by accessing information included on Safe Harbor’s website (ir.shfinancial.org), which is not incorporated by reference herein.

Participation in the Solicitation

Safe Harbor, Opifex and their respective directors and certain of their respective executive officers may be deemed participants in the solicitation of proxies from Safe Harbor’s stockholders in connection with the proposed transaction. Information about Safe Harbor’s directors and executive officers, including their ownership of Safe Harbor securities, appears in Safe Harbor’s proxy statement for its 2026 annual meeting of stockholders, filed with the SEC on May 8, 2026 (under the captions “Security Ownership of Certain Beneficial Owners and Management” and “Compensation Discussion and Analysis”), and in its Annual Report on Form 10-K filed with the SEC on April 15, 2026. Changes in their holdings since those dates have been or will be reflected in Forms 3, 4, or 5 filed with the SEC. Information about Opifex’s directors and executive officers, and additional information about all participants and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Proxy Statement/Prospectus and other relevant materials filed with the SEC when they become available. These documents can be obtained free of charge as described above.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Cautionary Statement Regarding Forward-Looking Statements

Certain information contained in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included herein may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Forward-looking statements may include, but are not limited to, statements with respect to trends in the cannabis industry, including proposed changes in U.S. and state laws, rules, regulations and guidance relating to Safe Harbor’s services; Safe Harbor’s growth prospects and Safe Harbor’s market size; Safe Harbor’s projected financial and operational performance, including relative to its competitors and historical performance; success or viability of new product and service offerings Safe Harbor may introduce in the future; the impact of volatility in the capital markets, which may adversely affect the price of Safe Harbor’s securities; the outcome of any legal proceedings that have been or may be brought by or against Safe Harbor; the execution of definitive agreements for the proposed transaction or the closing thereof; the Stockholder Meeting; and other statements regarding Safe Harbor’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “outlook,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including, without limitation: the occurrence of any event, change or other circumstances that could give rise to the termination of the term sheet or prevent the execution of any definitive agreements with respect to the proposed transaction; the inability to complete the proposed transaction due to the failure to obtain the required stockholder approvals or any other required agreements, approvals or consents, including the consent of the holders of the Series B preferred stock required under the Series B transaction documents; the inability to obtain the required financing to complete the proposed transaction or to satisfy other conditions to closing; changes to the proposed structure of the proposed transaction that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining any required approval of the proposed transaction; Safe Harbor’s ability to regain compliance with the Nasdaq minimum bid price requirement by April 19, 2027; dilution to the Company’s existing stockholders; Opifex’s ability to complete its pending acquisitions and deliver audited financial statements; and other risks and uncertainties described from time to time in Safe Harbor’s filings with the SEC. Safe Harbor undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Safe Harbor Investor Relations Contact:

ir@SHFinancial.org

Safe Harbor Media Relations Contact:

safeharbor@kcsa.com